UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: August 12, 2005

NALCO FINANCE HOLDINGS LLC

Delaware          61-1464558
(State of Incorporation) (Commission File Number) (IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL 60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 11, 2005, in conjunction with a secondary registration and sale of shares in Nalco Holding Company, Leon D. Black and Richard A. Friedman resigned from the Board of Directors of Nalco Finance Holdings LLC, Nalco Holding Company, Nalco Holdings LLC, and certain of their affiliates and the Nominating and Corporate Governance Committee of Nalco Holding Company. Details are included in the press release attached as Exhibit 99.1 and that is incorporated by reference.

Item 8.01 Other Events

(1)
On August 11, 2005 Nalco Finance Holdings LLC, Nalco Holding Company, Nalco Holdings LLC, and certain of their affiliates reduced the size of their Boards of Directors from eleven members to nine members. These Boards also re-designated Richard B. Marchese as a Class II Director with his term expiring in 2006. Details are included in the press release attached as Exhibit 99.1 and that is incorporated by reference.

(2)
On August 11, 2005 Nalco LLC agreed to sell 29 million shares of common stock in Nalco Holding Company at $18.41 per share with an additional 4.35 million shares available if the underwriters exercise their over-allotment option. Details of the secondary stock offering are available in the press release attached as Exhibit 99.1 and that is incorporated by reference.

Item 9.01(c) Financial Statements, Pro Forma Financial Information and Exhibits

Exhibits

99.1	Press release dated August 11, 2005 announcing the pricing for a Secondary Offering of common stock in Nalco Holding Company and announcing changes to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO FINANCE HOLDINGS LLC

/s/ Stephen N. Landsman
Secretary

Date: August 12, 2005